Exhibit 1.2

Farmland Partners Inc.

Common Stock, $0.01 par value per share

EQUITY DISTRIBUTION AGREEMENT

Dated: October 29, 2021

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October 29, 2021

B. Riley Securities, Inc.

299 Park Ave, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

Farmland Partners Inc., a Maryland corporation (the “Company”), and Farmland Partners Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with B. Riley Securities, Inc. (“B. Riley”) as follows:

SECTION 1.	Description of Securities.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through B. Riley, acting as agent and/or principal, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate sale price of up to $75,000,000 (the “Maximum Amount”). The foregoing shares being herein called the “Securities.” Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and B. Riley shall have no obligation in connection with such compliance. The issuance and sale of the Securities through B. Riley will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-254834) (the “Base Registration Statement”), including the related base prospectus, covering the registration of the offer and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration has been declared effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from the Base Registration Statement at the time it became effective but that is deemed to be part of and included therein pursuant to Rule 430B is referred to herein as the “Rule 430B Information.” The Base Registration Statement, at any given time, including the amendments thereto at such time, the exhibits thereto and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, including the Rule 430B Information, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”)) of the Registration Statement with respect to B. Riley and the Securities; and provided further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Securities (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. The base prospectus and the prospectus supplement, in the form first furnished to B. Riley for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is hereinafter collectively called the “Prospectus.”

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Unless the context requires otherwise, all references in this Agreement to documents, financial statements and schedules and other information “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to include all such documents, financial statements and schedules and other information that is incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement or the Prospectus, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the rules and regulations promulgated thereunder (the “1934 Act Regulations”) that is incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement or the Prospectus, as the case may be.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)), relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show” that is “a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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The Company and the Operating Partnership have also entered into separate equity distribution agreements (each, an “Alternative Distribution Agreement” and, collectively, the “Alternative Distribution Agreements”), dated as of the date hereof, with Robert W. Baird & Co. Incorporated, Janney Montgomery Scott LLC, Jefferies LLC and Raymond James & Associates, Inc. (each, an “Alternative Manager” and, collectively, the “Alternative Managers”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2.	Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify B. Riley by email notice (or other method mutually agreed to in writing by the parties hereto) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price per share below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from B. Riley set forth on Exhibit B, as such Exhibit B may be amended from time to time. If B. Riley wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, B. Riley will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to B. Riley, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties hereto) addressed to all of the individuals from the Company and B. Riley set forth on Exhibit B) setting forth the terms that B. Riley is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or B. Riley until the Company delivers to B. Riley an acceptance by email (or other method mutually agreed to in writing by the parties hereto) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and B. Riley set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of B. Riley’s acceptance of the terms of the Placement Notice or upon receipt by B. Riley of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to B. Riley, when B. Riley is acting as agent, in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to B. Riley and the other terms and conditions, when B. Riley is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed among the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor B. Riley will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to B. Riley and either (i) B. Riley accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

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SECTION 3.	Sale of Placement Securities.

Subject to the provisions of Section 6(a), B. Riley, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). B. Riley will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to B. Riley pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by B. Riley (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), B. Riley may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the 1933 Act Regulations (“Rule 415”), including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), B. Riley may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4.        Suspension of Sales. The Company or B. Riley may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to Placement Securities sold hereunder prior to the receipt of such notice or any securities sold under an Alternative Distribution Agreement. Each of the parties hereto agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B hereto, as such exhibit may be amended from time to time.

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SECTION 5.	Representations and Warranties.

(a)            Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to B. Riley as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, each Applicable Time and each Settlement Date (as defined below), and agrees with B. Riley, as follows:

(1)            Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act in connection with the issuance of the Securities. The Registration Statement and any post-effective amendment thereto were declared effective under the 1933 Act by the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

At the respective times the Base Registration Statement and any post-effective amendments thereto became effective, and at each deemed effective date with respect to B. Riley and the Securities pursuant to 430B(f)(2) and at each Settlement Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each prospectus supplement (including the Base Registration Statement or any amendment thereto), the Prospectus and any amendment or supplement thereto (including any prospectus wrapper), at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act (“Regulation S-T”).

(2)            Accurate Disclosure. At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to B. Riley and the Securities pursuant to 430B(f)(2) and at each Settlement Date, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time the Registration Statement became effective or at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement and the Prospectus did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At each Applicable Time, any Issuer Free Writing Prospectus, when considered together with the Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and each amendment or supplement thereto (including any prospectus wrapper), if any, at the time the Prospectus or any such amendment or supplement is issued, at the time of any filing with the Commission pursuant to Rule 424(b) and at each Settlement Date, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at each Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by B. Riley expressly for use therein.

(3)            Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(4)            Company Not Ineligible Issuer. (A) At the time of effectiveness of the Base Registration Statement, any 462(b) Registration Statement and any post-effective amendment thereto, (B) at the earliest time after the effectiveness of the Base Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, (C) at the date of this Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

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(5)            Independent Accountants. Plante & Moran, PLLC, who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(6)            Financial Statements; Non-GAAP Financial Measures. The financial statements included in or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the Operating Partnership on a consolidated basis at the date indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting and related schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein or incorporated by reference therein. The historical and pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Any pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement and the Prospectus comply as to form with the applicable requirements of Regulation S-X. Except as included therein or incorporated by reference therein, no other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included in or incorporated by reference in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in or incorporated by reference in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(7)            No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Operating Partnership, and each of their respective subsidiaries, considered as one enterprise (including all of the properties described in the Prospectus as being owned by the Company as of the date of the Prospectus (the “Properties”)), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those entered into in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and OP Units (as defined below), there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entity.

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(8)            Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and, as the sole member of the general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(9)            Good Standing of the Operating Partnership; Partnership Agreement. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Company is the sole member of the general partner of the Operating Partnership. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(10)          Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, and each Subsidiary, has the requisite corporate, limited partnership or limited liability company power and authority, as applicable, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other restriction of any kind (collectively, “Liens”). None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

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(11)          Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the documents incorporated by reference in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or the Alternative Distribution Agreements, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise, redemption or exchange of convertible or exchangeable securities or options, including units of limited partnership interest in the Operating Partnership (“OP Units”), referred to in the Registration Statement and the Prospectus). The issued and outstanding shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and nonassessable. The authorized capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the outstanding OP Units have been duly authorized and validly issued and are fully paid. All of the outstanding OP Units were issued pursuant to an applicable exemption from registration or qualification under the 1933 Act and applicable state securities laws. No OP Units have been issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(12)          Authorization of Agreements. This Agreement and the Alternative Sales Agreements have been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Neither the Company nor the Operating Partnership has entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at-the-market offerings of any securities in accordance with Rule 415(a)(4) of the 1933 Act Regulations, except the Alternative Sales Agreements.

(13)          Authorization and Description of Securities. The Securities to be sold through B. Riley, as principal or agent, have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and the issuance of the Securities is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in or incorporated by reference in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of any of the Securities will be subject to personal liability solely by reason of being such a holder. Upon payment of the purchase price and issuance and delivery of the Securities to be issued and sold by the Company in accordance with this Agreement, the purchaser will receive good, valid and marketable title to such Securities, free and clear of all Liens. The certificates to be used to represent any shares of Common Stock that are to be certificated will be in substantially the form filed as an exhibit to the Registration Statement and will, on each Settlement Date, be substantially in such form.

(14)          Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus.

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(15)          Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Prospectus or that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(16)          Absence of Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect. No officer or other key person of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by such officer or other key person engaging in the present or proposed business activities of the Company or the Operating Partnership as described in the Registration Statement and the Prospectus.

(17)          Employee Benefits. (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates has any liability, whether actual or contingent, excluding any reportable event for which the notice requirements have been waived; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA, including with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” maintained or contributed to by the Company and each of its subsidiaries that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

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(18)          Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company and its subsidiaries of their respective obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(19)          Accuracy of Descriptions. The statements in the Registration Statement and the Prospectus under the captions “Description of Common Stock,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Our Operating Partnership and the Partnership Agreement” and “Material U.S. Federal Income Tax Considerations,” in the Company’s most recent Annual Report on Form 10-K under “Item 1A. Risk Factors—Risks Related to Our Organizational Structure” and in the Company’s most recent Definitive Proxy Statement on Schedule 14A under “Certain Relationships and Related Party Transactions,” and in the documents incorporated by reference therein, insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.

(20)          Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(21)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any of its subsidiaries of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or by the Alternative Sales Agreements except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(22)          Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(23)          Title to Personal Property. The Company and its subsidiaries have good and marketable title to, or valid and marketable rights to lease or otherwise use, all items of personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not, individually or in the aggregate, have a Material Adverse Effect.

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(24)          Real Property. (i) The Company and its subsidiaries have good and marketable fee simple title to all real property owned by them and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries; (ii) all of the leases and subleases, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries lease the Properties, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above; (iii) except as otherwise set forth in or described in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, in whole or in part, by the Company or its subsidiaries; (iv) to the knowledge of the Company and its subsidiaries, none of the tenants under any lease of any of the Properties that, singly or in the aggregate, is material to the Company and its subsidiaries considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (v) neither the Company nor any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company or any of its subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (vi) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that could not individually or in the aggregate materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (vii) neither the Company nor any of its subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that could materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company or any of its subsidiaries; (viii) except as could not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, (a) there are no encroachments upon any Property by improvements on an adjacent property, (b) none of the improvements, if any, on any Property encroach on any adjacent property, streets or alleys and (c) there are no subleases with respect to any Property or portion thereof; (ix) except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is party to any material Lease (as defined below) that is required to be disclosed in the Registration Statement or the Prospectus; (x) neither the Company nor any of its subsidiaries holds any Property under a ground lease; (xi) all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems, if any, contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; (xii) except as described in any Issuer Free Writing Prospectus and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could have a Material Adverse Effect; and (xiii) to the knowledge of the Company and the Operating Partnership, except as set forth in or described in the Registration Statement and the Prospectus or reflected in the pro forma financial statements, and, with respect to (A) through (F) below, except as could not, individually or in the aggregate, have a Material Adverse Effect: (A) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with any lease nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its leases; (B) all tenants, licensees, franchisees or other parties under any lease, exhibit, schedule, amendment or other document related to the lease of any land or personal property (owned by the Company or any of its subsidiaries) at the Properties (the “Leases”) are in possession of their respective premises; (C) none of the Leases has been assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered, except in connection with secured debt described in the Registration Statement and the Prospectus; (D) neither the Company nor any of its subsidiaries has waived any material provision under any of the Leases; (E) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases; and (F) no tenant under any of the Leases and no third party has a right of first refusal or other right to purchase the premises demised under such Lease. Each of the Leases constitutes a valid and binding obligation of the Company and its subsidiaries, in each case to the extent a party thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

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(25)          Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(26)          No Acquisitions or Dispositions. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any of its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement and the Prospectus that are not so described.

(27)          Mortgages; Deeds of Trust. The Company has provided to the Representative true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries that is party to any such document is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default that could result in a Material Adverse Effect by any of them under any such document.

(28)          Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, standards, legally binding final guidance document or directives, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, directive, decision, consent, decree or judgment, now or hereinafter in effect, regulating, imposing liability, standards or obligations of conduct or relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, plants or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, exposure to or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and its subsidiaries have all permits, authorizations and approvals required by Environmental Laws and are in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings, including any action, suit or proceeding by any private party, relating to any Environmental Law against the Company or any of its subsidiaries; (D) there are no events or circumstances that would require clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws; (E) there have been no and are no (i) aboveground or underground storage tanks; (ii) landfills; (iii) surface impoundments; (iv) disposal areas; (v) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (vi) asbestos or asbestos containing materials; (vii) lead based paints; (viii) mold or other airborne contaminants; or (ix) dry-cleaning facilities in, on, under or about any Property owned directly or indirectly by the Company or its subsidiaries; (F) neither the Company nor any of its subsidiaries is conducting or funding any investigation, cleanup, mitigation, restoration, or remedial or corrective action, or is subject to any written agreement to assume the liability of any other Person (including without limitation an agreement to indemnify or hold harmless any such other Person), whether voluntarily pursuant to or as required by any Environmental Law, with respect to any release of Hazardous Materials that has resulted in or could reasonably be anticipated to result in material liability under Environmental Laws against the Company or any of its subsidiaries; and (G) all waste materials generated by the Company and its subsidiaries have been properly stored, transported, treated and disposed of in accordance with all Environmental Laws in all material respects.

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(29)          Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries have taken all necessary actions to ensure that, within the time period required, the Company and its subsidiaries will maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(30)          Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the date of this Agreement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company.

(31)          Federal Tax Status. Commencing with its short taxable year ended December 31, 2014, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2021 and each taxable year thereafter. The Company satisfied all requirements for qualification as a REIT under the Code for the Company’s short taxable year ended December 31, 2014 and has continued, and intends to continue to qualify as a REIT under the Code for each taxable year thereafter, and the Company does not know of any event that could cause the Company to fail to qualify as a REIT under the Code during any such time. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects. The Operating Partnership will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly-traded partnership taxable as a corporation under Section 7704 of the Code.

(32)          Payment of Taxes. The Company and its current (and, with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of their respective current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

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(33)          Transfer Taxes. Except as disclosed in the Registration Statement and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(34)          Insurance. The Company and each of its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts, if greater, as is commercially reasonable for the value of the assets owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. Neither the Company nor the Operating Partnership has any reason to believe that it or any of their subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(35)          Investment Company Act. Neither the Company nor the Operating Partnership is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in any Issuer Free Writing Prospectus and the Prospectus will be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(36)          Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or a violation of Regulation M under the 1934 Act.

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(37)          Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(38)          Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(39)          OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(40)          Distribution of Offering Material. The Company and its subsidiaries have not distributed, and prior to the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus and any other written materials consented to by B. Riley.

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(41)          Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s equity interests, except as described in or contemplated by the Registration Statement and the Prospectus and as prohibited by applicable law.

(42)          Prior Sales of Common Stock. Except (i) as disclosed in the Registration Statement and the Prospectus, (ii) pursuant to the Company's equity-based compensation plans and (iii) for unregistered sales, issuances or distributions of shares of Common Stock or OP Units that would not be required to be disclosed under Item 3.02 of Form 8-K, the Company has not sold, issued or distributed any shares of Common Stock.

(43)          No Finder’s Fees. Except for the commissions payable by the Company to B. Riley or one or more of the Alternative Managers in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(44)          Approval of Listing. The Securities have been approved for listing on the NYSE, subject to official notice of issuance.

(45)          Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, director nominees, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described. The Company has not, directly or indirectly, including through any of its subsidiaries, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(46)          No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Securities pursuant to the 1933 Act and the 1933 Act Regulations or the interpretations thereof by the Commission.

(47)          Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of B. Riley and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of B. Riley.

(48)          No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, director nominees or 5% or greater securityholders.

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(49)            Statistical and Market-Related Data. Any statistical and market-related data included in or incorporated by reference in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(50)            Use of Proceeds. The Company and the Operating Partnership intend to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Registration Statement and the Prospectus under the heading “Use of Proceeds.” The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement and the Prospectus.

(51)            Cybersecurity. The Company, the Operating Partnership and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, the Operating Partnership and their subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company, the Operating Partnership and their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company, the Operating Partnership and their subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(b)            Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to B. Riley or to counsel for B. Riley in connection with the offering of Securities as contemplated by this Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to B. Riley as to the matters covered thereby.

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SECTION 6.      Sale and Delivery; Settlement.

(a)            Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon B. Riley’s acceptance of the terms of a Placement Notice or upon receipt by B. Riley of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, B. Riley, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that B. Riley will be successful in selling Placement Securities, (ii) B. Riley will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by B. Riley to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) B. Riley shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by B. Riley in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)            Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second Trading Day (or such earlier day as is then industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by B. Riley at which such Placement Securities were sold, after deduction for (i) B. Riley’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to B. Riley hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)            Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting B. Riley’s or its designee’s account (provided B. Riley shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, B. Riley will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date in accordance with the terms of this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereof, it will (i) hold B. Riley harmless against any loss, liability, claim, damage and expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to B. Riley any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

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(d)            Denominations; Registration. The Securities shall be in such denominations and registered in such names as B. Riley may request in writing at least one business day before the Settlement Date. The Company shall deliver the Securities through the facilities of The Depository Trust Company unless B. Riley shall otherwise instruct.

(e)            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to B. Riley in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to B. Riley in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(f)            Certain Blackout Periods. Notwithstanding any other provision of this Agreement, the Company and B. Riley agree that no sales of Placement Securities shall take place, and the Company shall not request the sale of any Placement Securities that would be sold, and B. Riley shall not be obligated to sell, (i) except pursuant to a trading plan adopted in accordance with Rule 10b5-1 under the 1934 Act, during any period in which the Company is in possession of material non-public information (and, if a Placement Notice is then pending, the Company shall promptly inform B. Riley that the Company is in possession of such information) or (ii) except as provided in Section 6(g) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

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(g)            Filing of Earnings 8-K. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to B. Riley (with a copy to its counsel) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to B. Riley; (ii) provide B. Riley with the officers’ certificate, opinions/letters of counsel, accountants’ letter and Chief Financial Officer’s certificate called for by Sections 7(o), (p), (q), (r) and (s) hereof, respectively; (iii) afford B. Riley the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof; and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 6(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel, accountants’ letter and Chief Financial Officer’s certificate pursuant to this Section 6(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel, accountants’ letters and Chief Financial Officer’s certificates as provided in Section 7 hereof and (B) this Section 6(g) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 6(f), which shall have independent application.

SECTION 7.      Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with B. Riley as follows:

(a)            Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by B. Riley under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (“Rule 172”)), (i) the Company will notify B. Riley promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (other than any such supplement to the Prospectus that does not relate to the Placement Securities if no Placement Notice is pending); (ii) the Company will prepare and file with the Commission, promptly upon B. Riley’s request, any amendments or supplements to the Registration Statement or Prospectus that, in B. Riley’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by B. Riley (provided, however, that the failure of B. Riley to make such request shall not relieve the Company of any obligation or liability hereunder, or affect B. Riley’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to B. Riley within a reasonable period of time before the filing and B. Riley has not reasonably objected thereto (provided, however, that the failure of B. Riley to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect B. Riley’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to B. Riley at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8) of the 1933 Act Regulations).

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(b)            Notice of Commission Stop Orders. The Company will advise B. Riley, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as reasonably practicable.

(c)            Delivery of Registration Statement and Prospectus. The Company, upon request, will furnish to B. Riley and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated or deemed to be incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the 1933 Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as B. Riley may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to B. Riley to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to B. Riley will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for B. Riley or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly notify B. Riley to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to B. Riley such number of copies of such amendment or supplement as B. Riley may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus and prior to a Settlement Date there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or the Prospectus or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify B. Riley to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(e)            Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with B. Riley, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as B. Riley may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f)            Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to B. Riley the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)            Use of Proceeds. The Company will apply the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)            Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by B. Riley under the 1933 Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)            Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)            Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

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(k)            Notice of Other Sales. During each period commencing on the date of each Placement Notice and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without (i) giving B. Riley at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) directing B. Riley to suspend activity under this Agreement for such period of time as requested by the Company, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (C) file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415, a registration statement on Form S-8 or Form S-4 or a post-effective amendment to the Registration Statement). The foregoing sentence shall not apply to (i) the Common Stock to be offered and sold through B. Riley or any Alternative Manager pursuant to this Agreement or any Alternative Distribution Agreement, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets by the Company, (iii) Common Stock issuable or sold pursuant to any dividend reinvestment plan of the Company, (iv) issuance, grant or sale of Common Stock, options or other awards to purchase or otherwise acquire Common Stock or Common Stock issuable upon the exercise or payment of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement of the Company, provided such stock or compensatory plans or arrangements are disclosed in the Registration Statement and the Prospectus or (v) the issuance of shares of Common Stock upon redemption of OP Units in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended and restated from time to time.

(l)            Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise B. Riley promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to B. Riley pursuant to this Agreement.

(m)            Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by B. Riley or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as B. Riley may reasonably request after consultation with the Company.

(n)            Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Securities sold through B. Riley and the Alternative Managers pursuant to this Agreement and the Alternative Distribution Agreements and the net proceeds received by the Company with respect to such sales, together with any other information that the Company reasonably believes is required to comply with the 1933 Act and 1934 Act.

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(o)            Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to B. Riley as principal on a Settlement Date and, unless waived by B. Riley:

(1)            each time the Company:

(i)            files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)           files an Annual Report on Form 10-K under the 1934 Act;

(iii)          files a Quarterly Report on Form 10-Q under the 1934 Act; or

(iv)          files an Earnings 8-K or a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K under the 1934 Act); and

(2)            at any other time reasonably requested by B. Riley (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish to B. Riley a certificate, in the form attached hereto as Exhibit E as soon as practicable and in no event later than three Trading Days after any Representation Date. The requirement to provide the certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide B. Riley with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or B. Riley sells any Placement Securities, the Company shall provide B. Riley with a certificate, in the form attached hereto as Exhibit E, each dated the date of the Placement Notice.

(p)            Company Counsel Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to B. Riley as principal on a Settlement Date and within three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to B. Riley the favorable opinions of Morrison & Foerster LLP (“Company Counsel”), in form and substance reasonably satisfactory to B. Riley and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish to B. Riley a letter (a “Reliance Letter”) to the effect that B. Riley may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

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(q)            B. Riley Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to B. Riley as principal on a Settlement Date and within three Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the B. Riley shall have received an opinion of Hunton Andrews Kurth LLP, counsel for B. Riley, in form and substance reasonably satisfactory to B. Riley, dated the date that the opinions are required to be delivered; . provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish to B. Riley a Reliance Letter to the effect that B. Riley may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r)            Comfort Letters. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to B. Riley as principal on a Settlement Date and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish to B. Riley a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to B. Riley, (i) confirming that such accountants are an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)            Chief Financial Officer’s Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to B. Riley as principal on a Settlement Date and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall furnish to B. Riley a certificate of the Chief Financial Officer of the Company in form and substance reasonably satisfactory to B. Riley.

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(t)            Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than B. Riley; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act; provided further that no such bids or purchases shall be made during the three Trading Days before or after the sale of any Securities pursuant to this Agreement.

(u)            Insurance. The Company, the Operating Partnership and their respective subsidiaries shall use their commercially reasonable efforts to maintain, or cause to be maintained, insurance by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which each is or will be engaged.

(v)            Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect.

(w)            Investment Company Act. Each of the Company and the Operating Partnership will conduct its affairs in such a manner so as to reasonably ensure that neither the Company, the Operating Partnership will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

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(x)            1933 Act and 1934 Act. The Company will use its best efforts to comply with all requirements imposed upon it by the 1933 Act and the 1934 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(y)            No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and B. Riley in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than B. Riley in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by B. Riley as principal or agent hereunder.

(z)            Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(aa)      Regulation M. The Company shall promptly notify B. Riley if the Company has reason to believe that (i) the sale of the Securities by B. Riley, acting as agent, is not subject to Regulation M under the 1934 Act or (ii) the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are satisfied with respect to the Company or the Common Stock.

(bb)      REIT Treatment. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company to be so qualified.

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SECTION 8.      Payment of Expenses.

(a)            Expenses. The Company agrees to pay the costs, expenses and fees relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, any Permitted Free Writing Prospectus (as defined below) and all amendments or supplements to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Placement Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Placement Securities to B. Riley, including any stamp or transfer taxes in connection with the original issuance and sale of the Placement Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum or any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Placement Securities under the 1934 Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the jurisdictions referenced in Section 7(e) hereof (including filing fees and the reasonable fees and expenses of counsel for B. Riley relating to such registration and qualification, up to $10,000 in the aggregate); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for B. Riley relating to such filings, up to $10,000 in the aggregate); (viii) the fees and expenses of the Company’s accountants, legal counsel (including local and special counsel) and transfer agent and registrar; (ix) any travel expenses of the officers and employees of the Company and the Operating Partnership and any other expenses of the Company and the Operating Partnership in connection with attending or hosting meetings with prospective purchasers of the Securities; (x) all other costs and expenses incident to the performance by the Company and the Operating Partnership of each of its obligations hereunder; and (xi) if Securities having an aggregate offering price of $5,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements collectively by the second anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse B. Riley for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel incurred by B. Riley and the Alternative Managers in connection with the transactions contemplated by this Agreement and the Alternative Distribution Agreements collectively (the “Expenses”); provided, however, that in the case of clause (xi) above, the Company shall not be required to reimburse B. Riley and the Alternative Managers collectively for the Expenses in excess of $75,000 (the “Expense Cap”). The Expenses shall be due and payable by the Company within five business days of the Determination Date. The Company shall have no other expense reimbursement obligation to B. Riley, except as set forth in this Section 8 or as contemplated by Section 10 hereof.

(b)            Termination of Agreement. If this Agreement is terminated by B. Riley in accordance with the provisions of Section 9 or Section 13(a)(ii) (solely with respect to trading of the Common Stock) or (iv) hereof, the Company shall reimburse B. Riley for its out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for B. Riley and the Alternative Managers up to the Expense Cap in the aggregate for all Expenses, unless Securities having an aggregate offering price of $5,000,000 or more have been offered and sold under this Agreement and the Alternative Distribution Agreements collectively prior to the termination of this Agreement.

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SECTION 9.      Conditions of B. Riley’s Obligations. The obligations of B. Riley hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance if applicable).

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any of their respective subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission. B. Riley shall not have advised the Company that the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in B. Riley’s reasonable opinion is material, or omits to state a fact that in B. Riley’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes. Except as disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.

(e)            Opinions of Counsel for Company. B. Riley shall have received the favorable opinions of the Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

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(f)            Opinions of Counsel for B. Riley. B. Riley shall have received the favorable opinion of Hunton Andrews Kurth LLP, counsel for B. Riley, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(g)            Representation Certificate. B. Riley shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(h)            Accountant Comfort Letter. B. Riley shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(i)            Chief Financial Officer Certificate. B. Riley shall have received the Comfort Letter required to be delivered pursuant Section 7(s) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(s)

(j)            Approval for Listing. The Placement Securities shall have been approved for listing on the NYSE, subject only to notice of issuance.

(k)            No Suspension. Trading in the Common Stock shall not have been suspended on the NYSE.

(l)            Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for B. Riley shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to deliver the opinion herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(m)            1933 Act Filings Made. All filings with the Commission required by Rule 424 under the 1933 Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 of the 1933 Act Regulations.

(n)            Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by B. Riley by written notice to the Company to each of the individuals set forth on Exhibit B, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 20 hereof shall survive such termination and remain in full force and effect.

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SECTION 10.      Indemnification.

(a)            Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless B. Riley, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls B. Riley within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any Issuer Free Writing Prospectus, the Prospectus or in Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) hereof) any such settlement is effected with the written consent of the Company; and

(3)            against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by B. Riley), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Content (as defined below).

(b)            Indemnification of Company and Directors and Officers. B. Riley agrees to indemnify and hold harmless the Company, the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Content. The Company acknowledges that the legal name of B. Riley as set forth under the caption “Plan of Distribution” beginning on page S-6 of the Prospectus constitutes the only information furnished in writing by or on behalf of B. Riley for inclusion in the Prospectus (collectively, the “Agent Content”).

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(c)          Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) hereof, counsel to the indemnified parties shall be selected by B. Riley, and, in the case of parties indemnified pursuant to Section 10(a) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(2) hereof without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11.      Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and B. Riley, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of B. Riley, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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The relative benefits received by the Company and the Operating Partnership, on the one hand, and B. Riley, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total commissions or underwriting discount received by B. Riley, on the other hand, bear to the aggregate public offering price of the Securities.

The relative fault of the Company and the Operating Partnership, on the one hand, and B. Riley, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by B. Riley and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and B. Riley agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the other provisions of this Section 11, B. Riley shall not be required to contribute any amount in excess of the amount of the underwriting discount or commission, as the case may be, applicable to the Securities purchased or sold by B. Riley hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls B. Riley within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and B. Riley’s Affiliates and selling agents shall have the same rights to contribution as B. Riley, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership.

For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

The provisions of this Section 11 shall not affect any agreement between the Company and the Operating Partnership with respect to contribution.

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SECTION 12.      Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Operating Partnership or any officer or representative of any of the Company and the Operating Partnership and of B. Riley set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of B. Riley or any controlling person of B. Riley referred to in Section 10 hereof, or by or on behalf of the Company, the Operating Partnership or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities.

SECTION 13.      Termination of Agreement.

(a)          Termination; General. B. Riley may terminate this Agreement, by written notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of B. Riley, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)          Termination by B. Riley. Subject to Section 13(f) hereof, B. Riley shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)          Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through B. Riley or other financial institutions on the terms and subject to the conditions set forth herein or in the Alternative Distribution Agreements with such other institutions with an aggregate sale price equal to the Maximum Amount.

(e)          Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties hereto.

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(f)           Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by B. Riley or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)          Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 12, 17, 18 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 14.      Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

(a)	If to B. Riley:

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor,

New York, New York 10171

Attention: General Counsel

Fax No. (212) 457-9947

and with a copy to (which copy shall not constitute notice):

Hunton Andrews Kurth LLP

Riverfront Plaza, East Tower, Suite 200

951 East Byrd Street

Richmond, Virginia 23219-4074

Facsimile: (804) 343-4580

Attention: Mark Wickersham, Esq.

(b)	If to the Company or the Operating Partnership:

Farmland Partners Inc.

4600 S. Syracuse Street, Suite 1450

Denver, Colorado 80237

Attention: Paul A. Pittman

with a copy to:

Morrison & Foerster LLP

2100 L Street Pennsylvania Avenue, NW, Suite 900

Washington, D.C. 20037

Attention: Justin R. Salon, Esq.

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SECTION 15.      Parties. This Agreement shall inure to the benefit of and be binding upon B. Riley, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than B. Riley, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, employees or agents referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of B. Riley, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities through or from B. Riley shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.      Adjustments for Stock Splits. The parties hereto acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17.      Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.      Trial by Jury. Each of the parties hereto (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders or partners, as the case may be, and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19.      Effect of Headings. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

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SECTION 20.      Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents and warrants that it has not made, and each of the Company and the Operating Partnership agrees that unless it obtains the prior consent of B. Riley and B. Riley agrees that unless it obtains the prior written of the Company, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than the Issuer Free Writing Prospectuses, if any, identified on Exhibit F hereto. Each of the Issuer Free Writing Prospectuses, if any, identified on Exhibit F hereto and free writing prospectuses, if any, consented to by the Company and B. Riley is referred to herein as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 21.      Absence of a Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that:

(a)          B. Riley is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and B. Riley, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not B. Riley has advised or is advising the Company and/or the Operating Partnership on other matters, and B. Riley has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)          the public offering price of any Securities sold pursuant to this Agreement will not be established by B. Riley;

(c)          it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)          B. Riley has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)          it is aware that B. Riley and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and B. Riley has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any advisory or agency relationship or otherwise, except as required by applicable law; and

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(f)           it waives, to the fullest extent permitted by law, any claims it may have against B. Riley for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Securities under this Agreement and agrees that B. Riley shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.

[Signature page follows.]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among B. Riley, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

FARMLAND PARTNERS INC.

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	President

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	President

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CONFIRMED AND ACCEPTED, as of the date first above written:

B. RILEY SECURITIES INC.

By:	/s/ Patrice McNicoll
SMD & Co-Head of Investment Banking

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